AMENDMENT NUMBER FIFTY-THREE
TO
SUB-ADMINISTRATION AGREEMENT
THIS AMENDMENT NUMBER FIFTY-THREE TO SUB-ADMINISTRATION AGREEMENT (this “Amendment”) is entered into as of the 16th day of September, 2022 (“Amendment Effective Date”) by and between Global X Management Company LLC, a Delaware limited liability company (“GXMC”), and SEI Investments Global Funds Services, a Delaware statutory trust (the “Sub-Administrator”).
WHEREAS, GXMC serves as investment adviser and administrator to Global X Funds (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended;
WHEREAS, GXMC and the Sub-Administrator entered into a Sub-Administration Agreement dated as of the 25th day of November, 2008, as amended, pursuant to which the Sub-Administrator agreed to provide certain administrative, accounting and compliance services with respect to the Trust (the “Agreement”); and
WHEREAS, GXMC and the Sub-Administrator desire to further amend the Agreement on the terms and subject to the conditions provided herein.
NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Schedule I (Funds). Schedule I (Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in the Schedule I (Funds) attached as Attachment 1 hereto.
2.Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.
3.Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties.
4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

SEI INVESTMENTS GLOBAL FUNDS SERVICES By: /s/ John Alshefski Name: John Alshefski Title: SVP	GLOBAL X MANAGEMENT COMPANY LLC By: /s/ Susan Lively Name: Susan Lively Title: General Counsel

SCHEDULE I
Funds

Global X Adaptive U.S. Factor ETF
Global X Adaptive U.S. Risk Management ETF
Global X Aging Population ETF
Global X AgTech & Food Innovation ETF
Global X Alternative Income ETF
Global X Artificial Intelligence & Technology ETF
Global X Autonomous & Electric Vehicles ETF
Global X Blockchain ETF
Global X Blockchain & Bitcoin Strategy ETF
Global X Cannabis ETF
Global X China Biotech Innovation ETF
Global X China Innovation ETF
Global X CleanTech ETF
Global X Clean Water ETF
Global X Cloud Computing ETF
Global X Conscious Companies ETF
Global X Copper Miners ETF
Global X Cybersecurity ETF
Global X Data Center REITs & Digital Infrastructure ETF
Global X DAX Germany ETF
Global X Disruptive Materials ETF
Global X Dow 30® Covered Call ETF
Global X E-commerce ETF
Global X Education ETF
Global X Emerging Markets ETF
Global X Emerging Markets Bond ETF
Global X Emerging Markets Great Consumer ETF
Global X Emerging Markets Internet & E-commerce ETF
Global X Financials Covered Call & Growth ETF
Global X FinTech ETF
Global X Founder-Run Companies ETF
Global X FTSE Southeast Asia ETF
Global X Genomics ETF
Global X Gold Explorers ETF
Global X Green Building ETF
Global X Guru® Index ETF
Global X Health & Wellness ETF
Global X Health Care Covered Call & Growth ETF
Global X Hydrogen ETF
Global X Information Technology Covered Call & Growth ETF
Global X Interest Rate Hedge ETF
Global X Interest Rate Volatility & Inflation Hedge ETF
Global X Internet of Things ETF
Global X Lithium & Battery Tech ETF
Global X Metaverse ETF
Global X Millennial Consumer ETF
Global X MLP & Energy Infrastructure ETF
Global X MLP ETF
Global X MSCI Argentina ETF
Global X MSCI China Communication Services ETF
Global X MSCI China Consumer Discretionary ETF
Global X MSCI China Consumer Staples ETF
Global X MSCI China Energy ETF
Global X MSCI China Financials ETF
Global X MSCI China Health Care ETF
Global X MSCI China Industrials ETF
Global X MSCI China Information Technology ETF
Global X MSCI China Materials ETF
Global X MSCI China Real Estate ETF
Global X MSCI China Utilities ETF
Global X MSCI Colombia ETF
Global X MSCI Greece ETF
Global X MSCI Next Emerging & Frontier ETF

SCHEDULE I
Funds

Global X MSCI Nigeria ETF
Global X MSCI Norway ETF
Global X MSCI Pakistan ETF
Global X MSCI Portugal ETF
Global X MSCI SuperDividend® EAFE ETF
Global X MSCI SuperDividend® Emerging Markets ETF
Global X MSCI Vietnam ETF
Global X Nasdaq 100 Collar 95-110 ETF
Global X Nasdaq 100 Covered Call ETF
Global X Nasdaq 100 Covered Call & Growth ETF
Global X Nasdaq 100 Tail Risk ETF
Global X Nasdaq 100 Risk Managed Income ETF
Global X Renewable Energy Producers ETF
Global X Robotics & Artificial Intelligence ETF
Global X Russell 2000 Covered Call ETF
Global X Russell 2000 Covered Call & Growth ETF
Global X S&P 500® Catholic Values ETF
Global X S&P 500 Collar 95-110 ETF
Global X S&P 500 Covered Call & Growth ETF
Global X S&P 500® Covered Call ETF
Global X S&P 500® Quality Dividend ETF
Global X S&P 500 Risk Managed Income ETF
Global X S&P 500 Tail Risk ETF
Global X S&P® Catholic Values Developed ex-U.S. ETF
Global X S&P Catholic Values U.S. Aggregate Bond ETF
Global X Silver Miners ETF
Global X Social Media Index ETF
Global X Solar ETF
Global X SuperDividend® ETF
Global X SuperDividend® REIT ETF
Global X SuperDividend® US ETF
Global X SuperIncome™ Preferred ETF
Global X Telemedicine & Digital Health ETF
Global X Thematic Growth ETF
Global X U.S. Dividend Covered Call & Growth ETF
Global X U.S. Infrastructure Development ETF
Global X U.S. Preferred ETF
Global X Uranium ETF
Global X Variable Rate Preferred ETF
Global X Video Games & Esports ETF
Global X Wind Energy ETF

    3